Ernst & Young LLP 5 Houston Center Suite 2400 1401 McKinney Houston, TX 77010	Tel: +1 713 750 1500 Fax: +1 713 750 1501
March 31, 2022
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Ladies and Gentlemen:
We have read Item 4.01 of Form 8-K dated March 31, 2022, of Via Renewables, Inc. and are in agreement with the statements contained in the first, second and third paragraphs on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.
/s/ Ernst & Young LLP